Exhibit 5.2

February 17, 2015

Precision Drilling Corporation Suite 800, 525 - 8th Avenue SW Calgary AB T2P 1G1

Dear Ladies and Gentlemen:

Precision Drilling Corporation - Exchange Offer for 5.250% Senior Notes Due 2024

We have acted as Canadian counsel to each of Precision Drilling Corporation (the “Corporation”), Precision Diversified Oilfield Services Corp. (“PDOSC”), Precision Limited Partnership (“PLP”), Precision Drilling Canada Limited Partnership (“PDCLP”), Grey Wolf International Drilling Corporation (“GWIDC”), Precision Employment Services Corp. (“PESC”), Precision Drilling, Inc. (“PDI”), Dl Energy, Inc. (“Dll”), Grey Wolf International, Inc. (“GWII”), Precision Drilling Holdings Company (“PDHC”), Precision Drilling LLC (“PDLLC”), Precision Drilling Company, LP (“PDLP”), Murco Drilling Corporation (“MDC”), DI/Perfensa Inc. (“DIP”), Precision Completion & Production Services Ltd. (“PCPSL”), PD Supply Inc. (“PSI”), Precision Drilling (US) Corporation (“PDC”), Precision Directional Services, Inc. (“PDSI”) and Precision Directional Services Ltd. (“PDSL”) in connection with the Registration Statement on Form F-10/F-4 (the “Registration Statement”) filed by the Corporation and the Guarantor Subsidiaries (as defined herein) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Corporation of US$400,000,000 aggregate principal amount of 5.250% Senior Notes due 2024 (the “Exchange Securities”) and the issuance by the Guarantor Subsidiaries of guarantees (the “Guarantees”) with respect to the Exchange Securities. The Exchange Securities and the Guarantees will be issued under an indenture dated as of June 3, 2014 (the “Indenture”) among the Corporation, the Initial Subsidiary Guarantors (as defined herein), The Bank of New York Mellon, as U.S. trustee (the “U.S. Trustee”) and Valiant Trust Company, as Canadian co-trustee (the “Canadian Trustee”). The Exchange Securities will be offered by the Corporation in exchange for US$400,000,000 aggregate principal amount of its outstanding 5.250% Senior Notes due 2024.

In this opinion letter, the Corporation, PDOSC, GWIDC, PESC and PDSL are referred to collectively as the “Corporate Parties” and individually as a “Corporate Party”; PDOSC, in its capacity as the general partner of PLP, is referred to as “PLP GP” and in its capacity as the general partner of PDCLP, is referred to as “PDCLP GP”; PDHC, in its capacity as the general partner of PDLP, is referred to as “PDLP GP”; PDOSC, PLP, PLP GP, PDCLP, PDCLP GP, GWIDC and PDSL are referred to collectively as the “Canadian Initial Subsidiary Guarantors” and individually as a “Canadian Initial Subsidiary Guarantor”; the Canadian Initial Subsidiary Guarantors, PDI, DII, GWII, PDHC, PDLLC, PDLP, PDLP GP, MDC, DIP, PCPSL, PSI, PDC and PDSI are referred to collectively as the “Initial Subsidiary Guarantors” and individually as an “Initial Subsidiary Guarantor”; the Corporation, the Canadian Initial Subsidiary Guarantors and PESC are referred to collectively as the “Canadian Parties” and individually as a “Canadian Party”; and the Initial Subsidiary Guarantors and PESC are referred to collectively as the “Guarantor Subsidiaries” and individually as a “Guarantor Subsidiary”.

PESC is the successor, by way of amalgamation, to each of Precision Oilfield Personnel Services Ltd. (“POPSL”), Precision Employment Services Corp. (“Pre-Amalgamation PESC”) and 1198430 Alberta Ltd. (“1198430”). For periods prior to January 1, 2015, references to PESC herein shall be deemed to refer to each of POPSL, Pre-Amalgamation PESC and 1198430.

Norton Rose Fulbright Canada LLP is a limited liability partnership established In Canada.

Norton Rose Fulbright Canada LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright South Africa (incorporated as Deneys Reitz Inc) and Norton Rose Fulbright US LLP, each of which is a separate legal entity, are members of Norton Rose Fulbright Verein, a Swiss Verein. Details of each entity, with certain regulatory Information, are at nortonrosefulbright.com. Norton Rose Fulbright Vereln helps coordinate the activities of the members but does not itself provide legal services to clients.

Scope of Review

For the purpose of this opinion letter, we have examined the following documents:

(a)	an executed copy of the Registration Statement;

(b)	an executed copy of the Indenture (including the Guarantees set forth therein); and

(c)	the form of the Exchange Securities set forth in the Indenture.

In addition, we have considered such questions of law, examined such other documents, and conducted such investigations as we have considered necessary to enable us to express the opinions set forth herein.

As to various questions of fact material to our opinions that we have not verified independently, we have relied upon the following documents, copies of which have been provided to you:

(a)	certificates of status dated the date hereof in respect of the Corporation, PDOSC, PESC and PDSL issued pursuant to the Business Corporations Act (Alberta) and a certificate of compliance in respect of GWIDC issued pursuant to the Canada Business Corporations Act, on which we have relied exclusively in giving the opinion expressed in paragraph 1 below;

(b)	a trade name/partnership search dated the date hereof in respect of each of PLP and PDCLP issued under the authority of the Registrar of Corporations for Alberta;

(c)	an officer’s certificate of the Corporation dated the date hereof respecting the articles of amalgamation and by-laws of the Corporation and resolutions of the directors of the Corporation; and

(d)	officer’s certificates of each other Corporate Party dated the date hereof respecting such Corporate Party’s articles and by-laws, resolutions of the directors of such Corporate Party, and in the case of the officer’s certificate of PDOSC (on its own behalf and in its capacity as PDCLP GP and in its capacity as PLP GP), respecting the PDCLP limited partnership agreement between PDOSC and the Corporation dated as of January 2, 2009, as amended to the date hereof (the “PDCLP Agreement”) and the PLP limited partnership agreement between PDOSC and the Corporation made effective August 15, 2006, as amended to the date hereof (the “PLP Agreement”).

Assumptions

In our examination we have assumed the following:

(a)	the genuineness of all signatures;

(b)	the authenticity of all documents submitted to us as originals, the completeness and conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies;

(c)	the due authorization, execution, and delivery of the Indenture by all parties thereto other than the Canadian Parties;

(d)	the legal existence, power, and capacity of all parties to the Indenture other than the Canadian Parties;

(e)	the legal capacity of all individuals;

(f)	that all individuals who signed any of the documents we have examined had legal capacity at the time they signed such documents; and

(g)	that none of the documents examined by us have been amended or modified in any manner since the date they were submitted to us, whether by written or oral agreement, by conduct of the parties thereto, or otherwise.

Applicable Law

We are solicitors qualified to practice law in Alberta (the “Province”) and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province and the federal laws of Canada applicable in the Province.

Opinions

Based upon the foregoing, we are of the opinion that:

1	Each of the Corporation, PDOSC, PESC and PDSL is a valid and subsisting corporation under the laws of Alberta. GWIDC is a valid and subsisting corporation under the laws of Canada.

2	Each of PLP and PDCLP is validly subsisting as a limited partnership under the laws of Alberta.

3	The execution by the Corporation of the Registration Statement and the execution and delivery by the Corporation of the Indenture and the Exchange Securities and the performance by the Corporation of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Corporation. The Corporation has duly executed the Registration Statement and the Indenture and, to the extent delivery is governed by Alberta law, duly delivered the Indenture.

4	The execution by each of PDOSC, GWIDC, PESC and PDSL of the Registration Statement and the execution and delivery by each of PDOSC, GWIDC, PESC and PDSL of the Indenture and the performance by each of PDOSC, GWIDC, PESC and PDSL of its respective obligations under the Indenture and the Guarantees has been duly authorized by all necessary corporate action on the part of PDOSC, GWIDC, PESC and PDSL respectively. Each of PDOSC, GWIDC, PESC and PDSL has duly executed the Registration Statement and the Indenture and, to the extent delivery is governed by Alberta law, duly delivered the Indenture. The execution by PLP GP, on behalf of PLP, of the Registration Statement and the execution and delivery by PLP GP, on behalf of PLP, of the Indenture and the performance by PLP GP, on behalf of PLP, of PLP’s obligations under the Indenture and the Guarantees has been duly authorized by all necessary corporate action on the part of PLP GP and all action required by the PLP Agreement. PLP GP, on behalf of PLP, has duly executed the Registration Statement and the Indenture and, to the extent delivery is governed by Alberta law, duly delivered the Indenture. The execution by PDCLP GP, on behalf of PDCLP, of the Registration Statement and the execution and delivery by PDCLP GP, on behalf of PDCLP, of the Indenture and the performance by PDCLP GP, on behalf of PDCLP, of PDCLP’s obligations under the Indenture and the Guarantees has been duly authorized by all necessary corporate action on the part of PDCLP GP and all action required by the PDCLP Agreement. PDCLP GP, on behalf of PDCLP, has duly executed the Registration Statement and the Indenture and, to the extent delivery is governed by Alberta law, duly delivered the Indenture.

5	The execution by each Canadian Party of the Registration Statement and the execution and delivery by each Canadian Party of the Indenture and the performance by each Canadian Party of its obligations thereunder and the execution, issuance and delivery of the Exchange Securities by the Corporation and the performance by the Corporation of its obligations thereunder do not and will not:

(a)	in the case of each Corporate Party, result in a violation of such Corporate Party’s articles or bylaws;

(b)	in the case of PLP, result in a violation of the PLP Agreement;

(c)	in the case of PDCLP, result in a violation of the PDCLP Agreement; or

(d)	contravene or conflict with any law or regulation in force in Alberta applicable to any Canadian Party.

This opinion letter relates solely to the transaction described above and may not be quoted or reproduced in whole or in part or otherwise referred to or used for any purpose without our prior written consent provided that this opinion letter may be filed by the Corporation with the Commission as an exhibit to the Registration Statement. We hereby consent to the inclusion of a reference to the name of our firm under the heading “Legal Matters” contained in the prospectus included in the Registration Statement.

Yours very truly,

/s/ Norton Rose Fulbright Canada LLP

Norton Rose Fulbright Canada LLP

4